UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2016

BIODEL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33451	90-0136863

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

100 Saw Mill Road
Danbury, Connecticut		06810

(Address of principal executive
offices)		(Zip Code)

(203) 796-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On May 24, 2016, Biodel Inc. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with (i) Albireo Limited, a company registered in England and Wales (“Albireo”) and (ii) the Albireo stockholders (the “Sellers”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Exchange Agreement, the Company will acquire the entire issued share capital of Albireo (including all shares issued in connection with the Note Conversion and the Investment (in each case, as defined below)) (the “Exchange”). The Exchange is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Exchange Agreement, at the closing of the Exchange (the “Closing”), each share of Albireo will be sold to the Company in exchange for 0.06999 shares of the Company’s common stock, rounded to the nearest whole share of common stock after aggregating all fractional shares issuable to each Seller. The exchange ratio may be adjusted to account for the actual cash balances of the Company and Albireo as of a specified determination date, as set forth in the Exchange Agreement. Immediately following the Closing, the owners of Albireo’s share capital are expected to own approximately 67.125% of the outstanding capital stock of the Company.

Consummation of the Exchange is subject to various customary closing conditions, including, among other things, approval from the stockholders of the Company for the issuance of the Company’s common stock to effect the Exchange (the “Exchange Issuance”). The Exchange Agreement contains certain termination rights for both the Company and Albireo, and further provides that upon termination of the Exchange Agreement under specified circumstances, the Company may be required to pay Albireo a termination fee of $1.1 million.

Following the Closing, it is expected that the board of directors of the Company will consist of seven members, two of whom will be current directors of the Company and five of whom will be designated by Albireo. In addition, the Company will change its name to Albireo Pharma, Inc. effective immediately following the Closing and will be listed on NASDAQ under the symbol ALBO as promptly as possible after the Closing.

The Exchange Agreement contains customary representations, warranties and covenants of the Company and Albireo including, among others, covenants that require the Company to (i) conduct its business in the ordinary course during the period between the execution of the Exchange Agreement and the Closing or earlier termination of the Exchange Agreement and (ii) not engage in certain kinds of transactions during such period (without the prior written consent of Albireo). Subject to certain terms and conditions, the board of directors of the Company will recommend the approval of the Exchange Issuance. Each of the Company and Albireo have agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

Albireo Financing / Note Conversion

Concurrently with the execution of the Exchange Agreement, certain existing investors in Albireo have agreed to purchase in the aggregate approximately $10.0 million of Albireo’s series C voting preference shares of €0.01 each (“Series C Preference Shares”) (the “Investment”). Consummation of the Investment will occur immediately prior to the Share Conversion (as defined below). Additionally, pursuant to the terms of the Exchange Agreement, immediately prior to the closing of the Investment all outstanding Albireo convertible loan notes will convert into Series C Preference Shares (the “Note Conversion”).

Immediately prior to the Closing, all of the share capital of Albireo, including the Series C Preference Shares issued in the Investment and Note Conversion, will be converted into a single class of ordinary shares of Albireo (the “Share Conversion”).

Reverse Stock Split

The Exchange Agreement contemplates that the Company will seek approval from its stockholders to effect a 30-for-1 reverse stock split (the “Reverse Stock Split”), which is intended to increase the Company’s trading price above the minimum requirements of NASDAQ so that the Company may remain listed on the Nasdaq Capital Market following the Closing, subject to the Company’s satisfaction of any other applicable NASDAQ requirements for listing.

Voting Agreements / Lock-up Agreements

Concurrently with the execution of the Exchange Agreement, each of the officers and directors of the Company holding, in the aggregate, less than 1% of the outstanding capital stock of the Company have entered into voting agreements with Albireo (the “Voting Agreements”). The Voting Agreements provide, among other things, that the parties to the Voting Agreement will vote all of the shares of the Company held by them in favor of the Exchange Issuance, the Reverse Stock Split and a new equity incentive plan proposed to be adopted for use after the Closing. In addition, such officers and directors have entered into lock-up agreements with the Company (the “Lock-up Agreements”), pursuant to which they have agreed to certain restrictions on transfers of the Company’s shares for the 180 day period following the Closing.

General

The foregoing summary descriptions of the Exchange Agreement and the Lock-up Agreements do not purport to be complete and are subject to and qualified in their entirety by reference to the Exchange Agreement and the Form of Lock-up Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and the terms of which are incorporated herein by reference.

The Exchange Agreement and the Form of Lock-up Agreement (collectively, the “Agreements”) have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about the respective parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreements were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Agreements or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated as of May 24, 2016, by and among Biodel Inc., Albireo Limited and the Sellers listed on Schedule I thereto.

10.1	Form of Lock-up Agreement, by and between Biodel, Inc. and each of the officers and directors of the Company.

Additional Information and Where You Can Find It

The Company will file with the Securities and Exchange Commission (“SEC”) a registration statement containing a proxy statement of the Company that will also constitute a prospectus of the Company. The Company will mail the proxy statement/prospectus to the Company’s stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. The Company urges investors and stockholders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, as well as other documents filed or that will be filed with the SEC, because they contain or will contain important information about the proposed transaction. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the proxy statement/prospectus and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC www.sec.gov. Once they are filed, copies of the registration statement and proxy statement/prospectus will be available free of charge on the Company’s website at www.biodel.com or by contacting the Company’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel, Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Participants in Solicitation

The Company, Albireo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K/A for the period ended September 30, 2015, which was filed with the SEC on January 28, 2016. Other information regarding the interests of such individuals, as well as information regarding Albireo’s directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement/prospectus, which will be included in the Company’s registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIODEL INC.

By:	/s/ Paul S. Bavier
Paul S. Bavier
General Counsel

Date: May 25, 2016

Exhibit Index

Exhibit Number	Description
2.1	Share Exchange Agreement, dated as of May 24, 2016, by and among Biodel Inc., Albireo Limited and the Sellers listed on Schedule I thereto.

10.1	Form of Lock-up Agreement, by and between Biodel, Inc. and each of the officers and directors of the Company.